NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS AUGUST RESULTS

MAYFIELD VILLAGE, OHIO -- September 13, 2018 -- The Progressive Corporation (NYSE:PGR) today reported the following results for August 2018:

	August	August
(millions, except per share amounts and ratios; unaudited)	2018	2017	Change

Net premiums written	$2,591.3	$2,211.8	17%
Net premiums earned	$2,453.2	$2,019.6	21%
Net income (loss) attributable to Progressive	$274.7	$(16.8)	NM
Per share available to common shareholders[1]	$0.46	$(0.03)	NM
Total pretax net realized gains (losses) on securities	$76.4	$(11.7)	NM
Combined ratio	92.3	103.8	(11.5) pts.
Average equivalent common shares[1]	586.5	581.4	1%
NM = Not Meaningful
1 For 2018, amounts are presented on a dilutive basis; however, for 2017 basic earnings per common share and average basic common shares outstanding are disclosed since we reported a net loss for August 2017, and the calculated diluted earnings per common share was antidilutive.

(thousands; unaudited)	August	August
	2018	2017	Change
Policies in Force
Vehicle businesses:
Agency – auto	6,209.9	5,463.9	14%
Direct – auto	6,808.8	5,819.1	17%
Total personal auto	13,018.7	11,283.0	15%
Total special lines	4,419.9	4,391.3	1%
Total Personal Lines	17,438.6	15,674.3	11%
Total Commercial Lines	688.8	634.0	9%
Property business	1,839.1	1,349.0	36%

Progressive offers personal and commercial insurance throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
August 2018
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,591.3

Revenues:
Net premiums earned	$2,453.2
Investment income	76.2
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	(1.6)
Net holding period gains (losses) on securities	100.1
Net impairment losses recognized in earnings	(22.1)	Represents write downs on additional investments in a federal renewable energy tax credit fund.
Total net realized gains (losses) on securities	76.4
Fees and other revenues	36.7
Service revenues	13.6
Total revenues	2,656.1

Expenses:
Losses and loss adjustment expenses	1,751.0
Policy acquisition costs	205.2
Other underwriting expenses	344.2
Investment expenses	1.9
Service expenses	11.5
Interest expense	14.0
Total expenses	2,327.8

Income before income taxes	328.3
Provision for income taxes	52.7	Includes the ratable portion of the tax benefits related to the federal renewable energy tax credits earned on these and prior such investments ($17.0 million).
Net income	275.6
Net (income) loss attributable to noncontrolling interest (NCI)	(0.9)
Net income attributable to Progressive	274.7

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	48.9
Net unrealized losses on forecasted transactions	0.1
Other comprehensive income (loss)	49.0
Other comprehensive (income) loss attributable to NCI	(0.4)
Total comprehensive income attributable to Progressive	$323.3

1 See the Monthly Commentary at the end of this release. For a description of our financial reporting and accounting policies, see Note 1 to our 2017 audited consolidated financial statements included in our 2017 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
August 2018
(millions)
(unaudited)

	Year-to-Date
	2018	2017	% Change
Net premiums written	$21,941.2	$18,157.6	21

Revenues:
Net premiums earned	$20,262.6	$16,835.4	20
Investment income	503.0	363.8	38
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	96.4	115.0	(16)
Net holding period gains (losses) on securities	104.8	0	NM
Net impairment losses recognized in earnings	(33.2)	(41.8)	(21)
Total net realized gains (losses) on securities	168.0	73.2	130
Fees and other revenues	302.5	236.5	28
Service revenues	105.8	84.5	25
Other gains (losses)	0	0.2	(100)
Total revenues	21,341.9	17,593.6	21

Expenses:
Losses and loss adjustment expenses	14,058.3	12,299.4	14
Policy acquisition costs	1,682.0	1,386.7	21
Other underwriting expenses	2,770.1	2,288.6	21
Investment expenses	16.2	16.3	(1)
Service expenses	90.3	72.9	24
Interest expense	106.5	104.6	2
Total expenses	18,723.4	16,168.5	16

Income before income taxes	2,618.5	1,425.1	84
Provision for income taxes	507.5	440.5	15
Net income	2,111.0	984.6	114
Net (income) loss attributable to noncontrolling interest (NCI)	(10.4)	(10.2)	2
Net income attributable to Progressive	2,100.6	974.4	116

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on securities	(173.8)	310.8	(156)
Net unrealized losses on forecasted transactions	0.5	(5.6)	(109)
Foreign currency translation adjustment	0	0.7	(100)
Other comprehensive income (loss)	(173.3)	305.9	(157)
Other comprehensive (income) loss attributable to NCI	4.4	(4.1)	(207)
Total comprehensive income attributable to Progressive	$1,931.7	$1,276.2	51

NM = Not Meaningful

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
August 2018
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Year-to-Date
	Month	2018	2017

Net income attributable to Progressive	$274.7	$2,100.6	$974.4
Less: Preferred share dividends	2.2	12.4	0
Net income available to common shareholders	$272.5	$2,088.2	$974.4
Per share:
Basic	$0.47	$3.59	$1.68
Diluted	$0.46	$3.56	$1.66

Comprehensive income (loss) attributable to Progressive	$323.3	$1,931.7	$1,276.2
Less: Preferred share dividends	2.2	12.4	0
Comprehensive income (loss) attributable to common shareholders	$321.1	$1,919.3	$1,276.2
Per share:
Diluted	$0.55	$3.27	$2.18

Average common shares outstanding - Basic	582.8	582.2	580.6
Net effect of dilutive stock-based compensation	3.7	4.5	5.1
Total average equivalent common shares - Diluted	586.5	586.7	585.7

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2018	2017
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.5%	0.6%	3.0%
Common stocks	3.2%	9.6%	12.1%
Total portfolio	0.8%	1.6%	4.1%

Pretax annualized investment income book yield	3.1%	2.7%	2.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
August 2018
($ in millions)
(unaudited)

Current Month
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$1,059.8	$1,080.7	$2,140.5	$311.2	$139.6	$2,591.3
% Growth in NPW	13%	18%	16%	22%	33%	17%
Net Premiums Earned	$1,021.9	$1,027.9	$2,049.8	$290.1	$113.3	$2,453.2
% Growth in NPE	17%	22%	20%	32%	33%	21%

GAAP Ratios
Loss/LAE ratio	70.9	72.5	71.7	70.7	67.8[1]	71.4
Expense ratio	19.6	21.0	20.3	20.3	32.5[1]	20.9
Combined ratio	90.5	93.5	92.0	91.0	100.3[1]	92.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(1.1)
Current accident year						3.8
Calendar year actuarial adjustment	$0.3	$1.7	$2.0	$0	$0.7	$2.7

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(1.1)
All other development						6.9
Total development						$5.8

Calendar year loss/LAE ratio						71.4
Accident year loss/LAE ratio						71.6

1 The loss/LAE ratio includes 3.8 points due to the reversal of a portion of the reinsurance recoverables on our aggregate stop-loss agreement, which covers all ARX losses, including catastrophes and other weather-related losses, but excluding losses from named storms and from liability claims, as well as a portion of the LAE associated with those losses. The expense ratio includes 5.3 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these items, the Property business would have reported a loss/LAE ratio of 64.0, an expense ratio of 27.2, and a combined ratio of 91.2 for August 2018.

2 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
August 2018
($ in millions)
(unaudited)

Year-to-Date
	Vehicles
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$9,122.8	$9,166.7	$18,289.5	$2,684.2	$967.5	$21,941.2
% Growth in NPW	17%	22%	19%	29%	36%	21%
Net Premiums Earned	$8,576.6	$8,525.0	$17,101.6	$2,338.2	$822.8	$20,262.6
% Growth in NPE	17%	21%	19%	29%	30%	20%

GAAP Ratios
Loss/LAE ratio	68.7	70.4	69.6	68.5	68.1	69.4
Expense ratio	19.2	20.4	19.8	20.3	35.1[1]	20.5
Combined ratio	87.9	90.8	89.4	88.8	103.2[1]	89.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$1.4
Current accident year						9.4
Calendar year actuarial adjustment	$9.4	$22.1	$31.5	$(7.1)	$(13.6)	$10.8

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$1.4
All other development						(57.1)
Total development						$(55.7)

Calendar year loss/LAE ratio						69.4
Accident year loss/LAE ratio						69.1

1 Included in both the expense ratio and combined ratio is 5.8 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 29.3 and a combined ratio of 97.4.

2 Represents adjustments solely based on our actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

August 2018
CONDENSED GAAP BALANCE SHEET:
Investments, at fair value:
Available-for-sale securities:
Fixed maturities[1] (amortized cost: $25,148.9)	$24,917.5
Short-term investments (amortized cost: $2,955.2)	2,955.2
Total available-for-sale securities	27,872.7
Equity securities:
Nonredeemable preferred stocks (cost: $747.4)	832.9
Common equities (cost: $1,320.7)	3,349.2
Total equity securities	4,182.1
Total investments[2]	32,054.8
Net premiums receivable	6,472.7
Deferred acquisition costs	942.4
Goodwill and intangible assets	771.3
Other assets[3]	4,495.8
Total assets	$44,737.0

Unearned premiums	$10,619.6
Loss and loss adjustment expense reserves[3]	14,410.6
Other liabilities[2]	3,955.0
Debt	3,859.8
Total liabilities	32,845.0
Redeemable noncontrolling interest (NCI)	220.1
Shareholders' equity	11,671.9
Total liabilities, NCI, and shareholders' equity	$44,737.0

Common shares outstanding	583.1
Common shares repurchased - August	0
Average cost per common share	$0
Book value per common share	$19.17
Trailing 12-month return on average common shareholders' equity
Net income attributable to Progressive	27.3%
Comprehensive income attributable to Progressive	26.1%
Net unrealized pretax gains (losses) on fixed-maturity securities	$(228.4)
Increase (decrease) from July 2018	$61.9
Increase (decrease) from December 2017	$(220.0)
Debt-to-total capital ratio[4]	24.9%
Fixed-income portfolio duration	2.6
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.91
1 As of August 31, 2018, we held certain hybrid securities and recognized a change in fair value of $3.0 million as a realized loss during the period we held these securities.
2 At August 31, 2018, we had $31.3 million of net unsettled security transactions classified in "other liabilities."
3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $2,323.3 million, which are included in "other assets."
4 Ratio reflects debt as a percent of debt plus shareholders' equity; redeemable noncontrolling interest is not part of this calculation.

Monthly Commentary

•
During August, on a companywide basis, we incurred about $48 million, or 2.0 loss ratio points, of catastrophe losses, compared to about $254 million, or 12.6 points, last year due to Hurricane Harvey. Approximately $36 million of the catastrophe losses were from our vehicle businesses, compared to $228 million last year. Our Property business incurred catastrophe losses of about $12 million, compared to $26 million last year (10.9 points and 30.6 points, respectively, on our Property business combined ratio). Our year-to-date total catastrophe losses were approximately $338 million, or 1.7 points, compared to $623 million, or 3.7 points, last year.

•
Today, we filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”), which became effective immediately upon filing. Under the shelf registration statement, we may offer and sell, from time to time in one or more public offerings, common shares, serial preferred shares, senior and subordinated debt securities, depositary shares, warrants, units, and purchase contracts. The specific terms of any future offering, including the prices and use of proceeds, will be determined at the time of any such offering and will be described in a prospectus supplement, which will be filed with the SEC at the time of the offering. This universal shelf registration statement, which is expected to remain effective for three years, provides us the flexibility to promptly access capital markets should we determine that additional capital is needed and market conditions are appropriate.

Events
We plan to release September results on Tuesday, October 16, 2018, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. Home insurance is underwritten by select carriers, including American Strategic Insurance Corp. and subsidiaries (ASI), our majority owned subsidiaries.

Progressive is the third largest auto insurer in the country; a leading seller of motorcycle and commercial auto insurance; and through ASI, one of the top 20 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in general economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; our ability to access capital markets and financing arrangements when needed to support growth or other capital needs, and the favorable evaluations by credit and other rating agencies on which this access depends; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions or under certain government programs; the accuracy and adequacy of our pricing, loss reserving, and claims methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; severe weather conditions and other catastrophe events; the effectiveness of our reinsurance programs; changes in vehicle usage and driving patterns, which may be influenced by oil and gas prices, changes in residential occupancy patterns, and the effects of the emerging “sharing economy”; advancements in vehicle or home technology or safety features, such as accident and loss prevention technologies or the development of autonomous or partially autonomous vehicles; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession, whether from cyber attacks, other technology events or other means; our continued access to and functionality of third-party systems that are critical to our business; our continued ability to access cash accounts and/or convert securities into cash on favorable terms when we desire to do so; restrictions on our subsidiaries' ability to pay dividends to The Progressive Corporation; possible impairment of our goodwill or intangible assets if future results do not adequately support either, or both, of these items; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.